LIBERTY SILVER REVIEWS SEC ORDER OF SUSPENSION

Toronto, ON — October 5, 2012: Liberty Silver Corp. (TSX: LSL, OTCBB: LBSV) ("Liberty Silver" or the “Company”) is providing this update regarding trading in the Company's securities.

Liberty Silver was named in an Order of Suspension of Trading (the "Order") dated October 5, 2012 from the US Securities and Exchange Commission (the "SEC"). Pursuant to the Order, trading in the Company's securities is suspended from October 5, 2012 through October 18, 2012.  According to the Order, the SEC states that, “It appears to the SEC that there is a lack of current and accurate information concerning the securities of Liberty Silver because of questions concerning publicly available information about Liberty Silver, the control of its stock, its market price, and trading in the stock”.

The Company believes it is in compliance with applicable disclosure and regulatory requirements.  The Company is currently reviewing and working to resolve this matter.  The Company will work closely and cooperatively with the SEC to resolve this matter for the benefit of our shareholders.

About Liberty Silver Corp.

Liberty Silver Corp. is focused on exploring and developing mineral properties located in North America. Liberty Silver is led by a skilled, experienced management team and board of directors with significant experience managing exploration, development and mining projects. Liberty Silver is committed to creating value for its shareholders by advancing its current projects utilizing its mitigated risk approach to production, developing new resources on its current properties, and acquiring new properties that have the potential to increase their resource base. The Trinity silver project, located in Pershing County, Nevada, is Liberty Silver’s flagship project. Liberty Silver has the right to earn a joint venture interest in the 10,476 acre Trinity property pursuant to the terms of an earn-in agreement with Renaissance Gold Inc.

For Additional Information

Kevin O’Connor, Investor Relations

(416) 962-3300

ko@spinnakercmi.com

Manish Z. Kshatriya, Executive VP & CFO

(888) 749-4916

mkshatriya@libertysilvercorp.com

www.libertysilvercorp.com

Cautionary Statements

The Toronto Stock Exchange does not accept responsibility for the adequacy or accuracy of this News Release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

This News Release includes certain "forward-looking statements". These statements are based on information currently available to Liberty Silver and Liberty Silver provides no assurance that actual results will meet management's expectations. Forward-looking statements include estimates and statements that Liberty Silver’s future plans, objectives or goals, including words to the effect that Liberty Silver or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as "believes", "anticipates", "expects", "estimates", "may", "could", "would", "will", or "plan". Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, reclamation and capital costs of Liberty Silver’s mineral properties, and Liberty Silver’s financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for minerals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; technological and operational difficulties encountered in connection with Liberty Silver’s activities; and other matters discussed in this News Release and in filings made with securities regulators. This list is not exhaustive of the factors that may affect any of Liberty Silver’s forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on Liberty Silver’s forward-looking statements. Liberty Silver does not undertake to update any forward-looking statement that may be made from time to time by Liberty Silver or on its behalf, except in accordance with applicable securities laws.